Power of Attorney
     I, Paul M. Connolly, in my capacity as a Director of John Hancock Life Insurance Company (U.S.A.) (the “Company”), do hereby constitute and appoint Lynne Patterson, Emanuel Alves, John Danello, Arnold R. Bergman, Thomas J. Loftus and James C. Hoodlet or any of them individually, my true and lawful attorneys and agents to execute, in the name of, and on behalf of, the undersigned as a member of said Board of Directors, the Registration Statement listed below filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 and the Investment Company Act of 1940, and any and all amendments to the Registration Statement listed below filed with the SEC, and the undersigned hereby ratifies and confirms as his or her own act and deed all that each of said attorneys and agents shall do or cause to have done by virtue hereof.
Venture Opportunity O-Series with new optional guaranteed minimum withdrawal benefit rider
Variable Annuity Registration Statement filed under the Securities Act of 1933: 333-176431
Each of said attorneys and agents shall have, and may exercise, all of the powers hereby conferred.
     This Power of Attorney is intended to supersede any and all prior Powers of Attorney in connection with the above mentioned acts, and is effective July 14, 2011, and remains in effect until revoked or revised.

Signature	Title	Date

/s/ Paul M. Connolly	Director	July 14, 2011

Paul M. Connolly